MANAGEMENT RETENTION AGREEMENT

THIS MANAGEMENT RETENTION AGREEMENT (the "Agreement"), dated as of July 9, 2018 is made between Roadrunner Transportation Systems, Inc., a Delaware corporation (the "Company"), and Michael L. Gettle (the "Executive").

Recitals

WHEREAS, the Company has engaged an investment banker to assist the Company in evaluating its strategic alternatives, which could result in a sale of the Company;

WHEREAS, the Executive is currently employed by the Company and is one of the key executives of the Company;

WHEREAS, the Company wishes to obtain the good faith assistance and cooperation of the Executive should the Company pursue a sale of its business; and

WHEREAS, the Company believes that it would enhance the success of any proposed sale of its business if it could assure to the purchaser of the Company (the "Purchaser") the continued availability of the Executive's services.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. Conditions to the Company's Payment Obligations

. In addition to the requirements, limitations and contingencies set forth in other Sections hereof, the Company's obligation to pay the Retention Bonus (as hereinafter defined) pursuant to Sections 2 and 3 of this Agreement are contingent upon (i) the consummation (the "Closing") of a Liquidity Event (as hereinafter defined), (ii) the date of the Closing (the "Closing Date") occurring on or before June 30, 2019, and (iii) the Executive's remaining employed by the Company from the date hereof through the Closing Date; provided, however, that if, prior to the Closing, the Company terminates the employment of the Executive without Cause (as hereinafter defined) or the Executive terminates his employment for Good Reason (as hereinafter defined), the Company shall pay (or cause to be paid) to the Executive the full amount of the Retention Bonus set forth in Section 2 hereof within one week after the Closing Date.

2. Retention Bonus

. The Company shall pay (or cause to be paid to) the Executive, subject to the terms of Section 3 hereof, an amount equal to $2,858,000 (the "Retention Bonus").

3. Payment

(a) The Retention Bonus payable pursuant to Section 2 hereof shall be paid in two equal installments, the first of which shall be paid within one week after the Closing Date, and the second of which shall be paid on the six-month anniversary of the Closing Date; provided, however, that if, at any time during the six months following the Closing Date, the Company or the Purchaser terminates the employment of the Executive without Cause or the Executive terminates his employment for Good Reason, the Company shall pay (or cause to be paid) to the Executive such second installment within one week following either such termination of employment.

(b) The Company shall not pay, and the Executive shall forfeit any right to receive, the second installment of the Retention Bonus if the Executive is employed by the Purchaser or the Company immediately after the Closing Date but within six months after the Closing Date either terminates his employment without Good Reason (as hereinafter defined) or has his employment terminated for Cause (as hereinafter defined).

4. Definitions

. For purposes of this Agreement:

"*Affiliate*" has the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

"*Cause*" has the meaning given to it in the Executive's written employment agreement with the Company or, if there is no such written agreement, shall mean: (a) the failure or refusal of the Executive to perform the duties or render the services reasonably assigned to him from time to time by the Company's Board of Directors (the "Board") (except during reasonable vacation periods or sick leave), (b) gross negligence or willful misconduct (with "willful" meaning an action taken (or omitted to be taken) by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interest of the Company) by the Executive in the performance of his duties as an employee of the Company, (c) the conviction of the Executive of a felony or the conviction of the Executive of a misdemeanor which is likely to have a material adverse effect upon the business or reputation of the Executive or the Company or which substantially impairs the Executive's ability to perform his duties for the Company, (d) the association, directly or indirectly, of the Executive, for his profit or financial benefit, with any person, firm, partnership, association, entity or corporation that competes, in any material way, with the Company or any of its subsidiaries, (e) the disclosing or using of any material "Confidential Information" or "Trade Secrets" (as those terms are hereinafter defined) of the Company at any time by the Executive, except as required in connection with his duties to the Company, (f) any material act or acts of personal dishonesty, or any fraud or embezzlement by the Executive, (g) chronic absenteeism, or (h) substance abuse; provided, however, that with respect to (a) above, the Company shall first be required to provide the Executive written notice of any such event which the Company contends constitutes "Cause" within ninety (90) days of the first occurrence of such alleged event and/or breach, and thereafter provide the Executive a reasonable opportunity (not to exceed thirty (30) days) to cure such event and/or breach. In addition, in no event shall "Cause" include the Company's failure to achieve certain financial results, whether set forth in the Company's budget, specified by the Board, reflected in any of the Company's incentive plans or programs, projected by financial analysts, or otherwise.

"*Confidential Information*" means confidential data and confidential information relating to the business of the Company which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his employment or other relationship with the Company and which has value to the Company and is not generally known to the competitors of the Company. Confidential Information includes, without limitation, (a) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the suppliers, distributors, customers, independent contractors or other business relations of the Company or any of its subsidiaries; (c) trade secrets. know-how, compilations of data and analyses, techniques, systems, research, records, reports, manuals, documentation, data and data bases relating thereto; and (d) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable). Notwithstanding the foregoing, Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by the Company or its Affiliates, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise becomes available to the general public other than through a violation of the Executive's duty of confidentiality.

"*Good Reason*" has the meaning given to it in the Executive's written employment agreement with the Company or, if there is no such written agreement, shall mean: (a) a material diminution

in the Executive's title, authority, duties or responsibilities by the Board to a level below the Executive's authority, duties or responsibilities in effect immediately prior to such change, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or (b) a relocation by the Company of the Executive's principal work site to a facility or location more than one hundred (100) miles from the Executive's current principal work site; provided, however, that with respect to (a) and (b) above, the Executive shall first be required to provide the Company written notice of any such event which the Executive contends constitutes a Good Reason within ninety (90) days of the first occurrence of such alleged event and/or breach, and thereafter provide the Company a reasonable opportunity (not to exceed thirty (30) days) to cure such event and/or breach.

"*Liquidity Event*" means any one or more of the following events: (i) the sale of all, or substantially all, of the Company's consolidated assets in any single transaction or series of related transactions to a Third Party or group of affiliated Third Parties; (ii) the sale or issuance, or series of related sales or issuances, of Common Stock possessing the ordinary voting power (on a fully diluted basis) to elect a majority of the Board to a Third Party or a group of affiliated Third Parties; or (iii) any merger or consolidation of the Company with or into a Third Party (regardless of which entity is the surviving corporation) or other transaction if, after giving effect to such merger, consolidation or other transaction the holders of the Company's voting securities (on a fully diluted basis) immediately prior to the merger, consolidation or other transaction own voting securities of the surviving or resulting corporation or other business entity representing less than a majority of the ordinary voting power to elect directors of the surviving or resulting corporation (on a fully diluted basis).

"*Person*" means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

"*Third Party*" means any Person other than Elliott Associates, L.P., Brockdale Investments LP or any of their respective Affiliates.

"*Trade Secrets*" means information of the Company including, without limitation, technical or nontechnical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

5. Non-exclusivity of Rights

. Nothing in this Agreement shall prevent or limit any rights of the Executive to receive any salary, benefit, bonus, incentive or other payment provided by the Company to salaried employees of the Company prior to the Closing Date, except for such rights as the Executive may have specifically waived in writing. Severance payments and other amounts that are vested benefits which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with the terms of such plan or program provided that the Retention Bonus provided for in this Agreement shall not be taken into account in determining the amount of any severance or other benefit which is based on compensation.

6. Termination

. This Agreement shall automatically terminate and be of no further force and effect upon the grant to the Executive of Restricted Stock Units and Performance Restricted Share Units (in each case in form and substance consistent in all material respects with prior RSU and PRSU awards to the Executive) with respect to at least 268,000 and 236,000 shares of Common Stock, respectively, subject in each case to adjustment for any stock dividends, reverse stock splits or similar recapitalization events occurring after the date hereof.

7. Assignment; Binding Effect

. This Agreement is personal to the Executive and shall not be assignable by the Executive without the prior written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns (including, in the case of the Company, the Purchaser).

8. Section 409A.

(a) This Agreement is intended to satisfy the requirements of Section 409A of the Code ("Section 409A") with respect to amounts subject thereto, and shall be interpreted and construed consistent with such intent; provided that with respect to any right to a payment or benefit hereunder (or portion thereof) that does not otherwise provide for a "deferral of compensation" within the meaning of Section 409A, it is the intent of the parties that such payment or benefit will not so provide. Furthermore, if either party notifies the other in writing that, based on the advice of legal counsel, one or more of the provisions of this Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A or causes any amounts to be subject to interest or penalties under Section 409A, the parties shall promptly and reasonably consult with each other (and with their legal counsel), and shall use their reasonable best efforts, to reform the provisions hereof to (a) maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Section 409A or increasing the costs to the Company of providing the applicable benefit or payment, and (b) to the extent practicable, to avoid the imposition of any tax, interest, or other penalties under Section 409A upon the Executive or the Company. Any payments described herein that are payable upon a termination of employment will only be paid if such termination constitutes a "separation for service" within the meaning of Section 409A. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(b) Notwithstanding anything to the contrary herein, If the Executive is a "specified employee", then no payment or benefit that is payable on account of the Executive's "separation from service", as that term is defined for purposes of Section 409A, shall be made before the date that is six months after the Executive's "separation from service" (or, if earlier, the date of the Executive's death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule. For purposes of this provision, the Executive shall be considered to be a "specified employee" if, at the time of his or her separation from service, the Executive is a "key employee", within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock of which is publicly traded on an established securities market or otherwise.

9. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective heirs, personal representatives, successors or assigns, nor may any provision hereof be waived except by a writing signed by the party waiving such provision.

(b) All notices and other communications hereunder shall be in writing and shall be given when hand delivered to the other party or when mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as the party has instructed the notifying party in writing):

If to the Executive:

____
____
____
____

If to the Company:

Roadrunner Transportation Systems, Inc.
1431 Opus Place, Suite 530
Downers Grove, IL 60515
Attention: Chairman of the Board

with a copy to:

Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, AZ 85016
Attention: Bruce E. Macdonough

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.

(f) The payment of any amount to Executive hereunder shall not be claimed or construed as evidence of Executive's continued employment by the Company in any way, nor shall such payment confer upon Executive any employment right or benefit, nor any powers.

(g) In any mediation, arbitration, or legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party for all reasonable costs incurred by the prevailing party in connection with any claim arising out of this Agreement, including the reasonable costs and reasonable fees of counsel.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:______________________________
James D. Staley,
Chairman of the Board

EXECUTIVE

____
MICHAEL L. GETTLE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By: ______________________
James D. Staley,
Chairman of the Board

EXECUTIVE

____
MICHAEL L. GETTLE